                                                                       EXHIBIT 2
                                                                       ---------




                            ASSET PURCHASE AGREEMENT

                            Dated as of March 7, 1997

                                      among

                              DYNATECH CORPORATION,

                               DYNATECH USA, INC.

                       COMPUTERIZED MEDICAL SYSTEMS, INC.

                                       AND

                               CMSI HOLDINGS CORP.

                                        TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
1.  DEFINITIONS................................................................................. 1

1.1.     Accounts Receivable.................................................................... 1
1.2.     Acquired Assets........................................................................ 1
1.3.     Acquired Contracts..................................................................... 1
1.4.     Acquired Equipment..................................................................... 1
1.5.     Acquired Inventory..................................................................... 1
1.6.     Acquired Lease......................................................................... 2
1.7.     Agreement.............................................................................. 2
1.8.     Asset Purchase......................................................................... 2
1.9.     Assumed Liabilities.................................................................... 2
1.10.    Auditors............................................................................... 2
1.11.    Bill of Sale........................................................................... 2
1.12.    Books and Records...................................................................... 2
1.13.    Business............................................................................... 2
1.14.    Cash Amount............................................................................ 2
1.15.    Certificate of Designation............................................................. 2
1.16.    Claims................................................................................. 2
1.17.    Closing................................................................................ 2
1.18.    Closing Date........................................................................... 2
1.19.    Closing Date Balance Sheet............................................................. 2
1.20.    Commercial Efforts..................................................................... 2
1.21.    Corporate Records...................................................................... 3
1.22.    Disagreement Notice.................................................................... 3
1.23.    Dynatech............................................................................... 3
1.24.    Dynatech Corp.......................................................................... 3
1.25.    Dynatech Plan.......................................................................... 3
1.26.    Dynatech USA........................................................................... 3
1.27.    ERISA.................................................................................. 3
1.28.    Environmental Laws..................................................................... 3
1.29.    Excluded Assets........................................................................ 3
1.30.    Financing.............................................................................. 3
1.31.    GAAP................................................................................... 3
1.32.    Government Authority................................................................... 3
1.33.    Guaranty............................................................................... 3
1.34.    Hazardous Wastes....................................................................... 3
1.35.    HSR Act................................................................................ 4
1.36.    Indemnified Party...................................................................... 4
1.37.    Indemnifying Party..................................................................... 4
1.38.    Instrument of Assumption of Liabilities................................................ 4
1.39.    Intellectual Property.................................................................. 4
1.40.    Intercompany Receivable................................................................ 4
1.41.    Internal Revenue Code.................................................................. 4
1.42.    Lien................................................................................... 4
1.43.    Losses................................................................................. 4
1.44.    Minimum Net Asset Value................................................................ 4


1.45.    1933 Act............................................................................... 4
1.46.    Permits................................................................................ 4
1.47.    Person................................................................................. 4
1.48.    Personnel Records...................................................................... 4
1.49.    Plan................................................................................... 4
1.50.    Preferred Stock........................................................................ 5
1.51.    Preferred Stock and Warrants........................................................... 5
1.52.    Proceeding............................................................................. 5
1.53.    Purchase Price......................................................................... 5
1.54.    Purchaser.............................................................................. 5
1.55.    Review Period.......................................................................... 5
1.56.    Schedule of Closing Accounting Policies................................................ 5
1.57.    Seller................................................................................. 5
1.58.    Settlement Date........................................................................ 5
1.59.    Software............................................................................... 5
1.60.    Tax or Taxes........................................................................... 5
1.61.    Tax Returns............................................................................ 5
1.62.    Unassumed Liabilities.................................................................. 5
1.63.    Warrants............................................................................... 5
1.64.    Warranty Obligations................................................................... 5



2.  PURCHASE AND SALE OF ASSETS................................................................. 6

2.1.     Purchase and Sale of the Acquired Assets; Excluded Assets.............................. 6
2.2.     Purchaser Not Successor to the Seller; Assumed Liabilities; Unassumed Liabilities...... 7
2.3.     Consideration.......................................................................... 8
2.4.     Post-Closing Adjustment to Cash Amount................................................. 9
2.5.     Closing............................................................................... 10
2.6.     Instruments of Conveyance and Transfer................................................ 10
2.7.     Post-Closing Assurances............................................................... 10
2.8.     Capital Expenditure Guarantee......................................................... 10
2.9.     Dynatech Guarantee of Obligations of the Seller....................................... 11
2.10.    Delivery of Records and Contracts; Access............................................. 11
2.11.    Apportionment......................................................................... 12



3.  REPRESENTATIONS AND WARRANTIES OF THE SELLER AND DYNATECH.................................. 12

3.1.     Organization, Standing and Power...................................................... 12
3.2.     Authority; Binding Agreements......................................................... 12
3.3.     Capitalization; Equity Interests...................................................... 12
3.4.     Conflicts; Consents................................................................... 12
3.5.     Financial Information................................................................. 13
3.6.     Undisclosed Liabilities............................................................... 13
3.7.     Absence of Changes.................................................................... 14

3.8.     Title to Property..................................................................... 15
3.9.     Intellectual Property................................................................. 15
3.10.    Insurance............................................................................. 16
3.10.    Acquired Contracts, Other Agreements, Etc............................................. 16
3.12.    Litigation............................................................................ 16
3.13.    Compliance; Governmental Authorizations............................................... 17
3.14.    Labor Relations; Employees............................................................ 17
3.15.    Environmental Matters................................................................. 18
3.16.    Accounts Receivable; Accounts Payable................................................. 18
3.17.    Taxes................................................................................. 19
3.18.    Disclosure............................................................................ 19
3.19.    Brokers............................................................................... 20
3.20.    Other Names and Business.............................................................. 20
3.21.    Solvency.............................................................................. 20
3.22.    Software.............................................................................. 20
3.22.    Inventories........................................................................... 20
3.24.    Assets Necessary to Business.......................................................... 20
3.25.    No Interest in Properties............................................................. 20
3.26.    Purchase for Investment............................................................... 21



4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................................ 21

4.1.     Organization, Standing and Power...................................................... 21
4.2.     Authority; Binding Agreements; Issuance of Preferred Stock............................ 21
4.3.     Conflicts; Consents................................................................... 21
4.4.     Litigation............................................................................ 22
4.5.     Broker's Fee.......................................................................... 22
4.6.     Disclosure............................................................................ 22



5.  COVENANTS.................................................................................. 22

5.1.     Expenses; Sales Taxes................................................................. 22
5.2.     Conduct of Business................................................................... 23
5.3.     Further Assurances.................................................................... 23
5.4.     No Shopping........................................................................... 23
5.5.     Access and Information................................................................ 23
5.6.     Right to Name......................................................................... 24
5.7.     Publicity............................................................................. 24
5.8.     Confidentiality; Non-Competition...................................................... 24
5.9.     Bulk Sales............................................................................ 25
5.10.    Allocation of Cash Amount............................................................. 25
5.11.    Insurance............................................................................. 25
5.12.    Employees............................................................................. 25
5.13.    Severance Obligations................................................................. 25


5.14.    Covenants to Satisfy Conditions....................................................... 26
5.15.    Financing............................................................................. 26
5.16.    Release of Liens...................................................................... 26
5.17.    Notification of Certain Matters....................................................... 26
5.18.    Delivery of Audited Financial Statements.............................................. 26
5.19.    HSR Act Notification.................................................................. 27



6.  CONDITIONS PRECEDENT....................................................................... 27

6.1.     Conditions to Each Party's Obligations................................................ 27
6.2.     Conditions of Obligations of the Purchaser............................................ 27
6.3.     Conditions of Obligations of the Seller and Dynatech.................................. 28



7.  SURVIVAL AND INDEMNIFICATION............................................................... 29

7.1.     Indemnification....................................................................... 29
7.2.     Limitation on Remedies................................................................ 32
7.3.     Survival.............................................................................. 32



8.  MISCELLANEOUS.............................................................................. 33

8.1.     Entire Agreement...................................................................... 33
8.1.     Termination........................................................................... 33
8.3.     Descriptive Headings; Certain Interpretations......................................... 33
8.4.     Notices............................................................................... 34
8.5.     Counterparts.......................................................................... 34
8.6.     Benefits of Agreement................................................................. 34
8.7.     Amendments and Waivers................................................................ 35
8.8.     Assignment............................................................................ 35
8.9.     Specific Performance.................................................................. 35
8.10.    Post-Closing Merger or Dissolution of the Seller...................................... 35
8.11.    Governing Law......................................................................... 35
8.12.    Consent to Jurisdiction; Waiver of Jury Trial......................................... 35


                                    SCHEDULES
                                    ---------


Schedule 2.1(a)(xiii)          Non-transferred Licenses and Permits
Schedule 2.1(b)(vii)           Excluded Assets
Schedule 2.2(a)                Assumed Liabilities
Schedule 2.2(c)                Unassumed Liabilities
Schedule 3.4(a)                Conflicts and Consents
Schedule 3.4(b)                Consents
Schedule 3.5                   Financial Statements
Schedule 3.6                   Undisclosed Liabilities
Schedule 3.7                   Absence of Changes
Schedule 3.8(a)(i)             Title to Property
Schedule 3.8(a)(ii)            Locations of Assets, Offices and Records
Schedule 3.8(b)                Acquired Assets
Schedule 3.9(a)(i)             Intellectual Property
Schedule 3.9(a)(ii)            Defects in Title to Intellectual Property
Schedule 3.9(a)(iii)           Infringements Upon Intellectual Property
Schedule 3.10                  Insurance
Schedule 3.11(a)               Excluded contracts
Schedule 3.11(b)               Significant Agreements
Schedule 3.11(c)               Required Consent
Schedule 3.12                  Litigation
Schedule 3.13                  Governmental Authorizations
Schedule 3.14(a)(i)            Employees
Schedule 3.14(a)(ii)           Unfair Labor Practice
Schedule 3.14(a)(iii)          Employee Non-Competition
Schedule 3.14(b)               Employee Plans
Schedule 3.14(f)               Employee Benefits Obligations
Schedule 3.16(a)(i)            Accounts Receivable; Prepaid Expenses
Schedule 3.16(a)(ii)           Accounts Receivable Disputes
Schedule 3.17                  Taxes
Schedule 3.20                  Assumed Names
Schedule 3.22                  Non-Owned Software
Schedule 3.23                  Inventories
Schedule 3.24                  Required Assets
Schedule 4.3(a)                Conflicts and Consents
Schedule 4.3(b)                Consents
SchedulE 5.10                  Allocation of Purchase Price
Schedule 5.13                  Severance Obligations


                                    EXHIBITS
                                    --------


Exhibit A      Form of Bill of Sale and Assignment
Exhibit B      Form of Instrument of Assumption of Liabilities
Exhibit C      Form of Certificate of Designation
Exhibit D      Form of Officer's Certificate of the Seller
Exhibit E-1    Form of Opinion of Hale and Dorr LLP, as counsel to Dynatech
Exhibit E-2    Form of Opinion of Hyman, Phelps & McNamera, as regulatory counsel to the
               Seller
Exhibit E-3    Form of Opinion of Thompson & Coburn, as counsel to the Seller
Exhibit F      Form of Officer's Certificate of the Purchaser
Exhibit G      Form of Opinion of Howard, Darby & Levin, as counsel to the Purchaser
Exhibit H      Schedule of Closing Accounting Policies

                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT (the "AGREEMENT"), dated as of March 7, 1997, is by and among Dynatech Corporation, a Massachusetts corporation ("DYNATECH CORP."), Dynatech USA, Inc., a Massachusetts corporation ("DYNATECH USA" and together with Dynatech Corp., "DYNATECH"), Computerized Medical Systems, Inc., a Missouri corporation (the "SELLER") and CMSI Holdings Corp., a Delaware corporation (the "PURCHASER").

     WHEREAS, the Seller is a wholly-owned subsidiary of Dynatech USA, which is a wholly-owned subsidiary of Dynatech Corp. and the Seller is engaged in the development, marketing and supporting of computerized planning systems serving the field of radiation oncology (the "BUSINESS"); and

     WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, the Acquired Assets (as hereinafter defined) upon the terms and subject to the conditions set forth herein (the "ASSET PURCHASE").

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth and other good and valuable consideration, the parties agree as follows:


                                 1. DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings:

     1.1. "ACCOUNTS RECEIVABLE" means all accounts, notes and other receivables and rights to receive payment from any Person that related to, or arise out of, the Business, other than Intercompany Receivables.

     1.2.      "ACQUIRED ASSETS" has the meaning specified in Section 2.1.

     1.3. "ACQUIRED CONTRACTS" means all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and all other contracts, agreements, arrangements or commitments to which the Seller is a party which are in effect on the Closing Date and which relate to the purchase or sale of goods or services by the Seller, except as disclosed in SCHEDULE 3.11(a).

     1.4. "ACQUIRED EQUIPMENT" means all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, vehicles, tools and other fixed assets and tangible personal property used in or related to the Business.

     1.5. "ACQUIRED INVENTORY" means all inventories, including, without limitation, raw materials, supplies, spare parts, replacement and component parts, work-in-process and finished products that are owned, utilized or manufactured by the Seller.

     1.6.      "ACQUIRED LEASE" has the meaning specified in Section 3.8.

     1.7. "AGREEMENT" has the meaning specified in the first recital paragraph of the Agreement.

     1.8. "ASSET PURCHASE" has the meaning specified in the third recital paragraph of the Agreement.

     1.9.      "ASSUMED LIABILITIES" has the meaning specified in Section 2.2.

     1.10.     "AUDITORS" has the meaning specified in Section 2.4.

     1.11. "BILL OF SALE" means the Bill of Sale and Assignment substantially in the form of Exhibit A.

     1.12. "BOOKS AND RECORDS" means all books, records and other information, whether in written or electronic form, in any way pertaining to the Business, including, without limitation, all customer lists, price listing, account histories, correspondence with customer and customer files, computer software and data files, sales literature, sales information and all other commercial information, all license records, correspondence with regulatory authorities, databases, employee handbooks, cost information, sales and pricing data, quality records and reports, financial statements, budgets, projections, ledgers, journals, deeds, titles, policies, manuals, contracts, permits, agency lists, retrieval programs, environmental studies or plans, surveys, reports, plans, product catalogs, product literature, advertising materials, promotional materials, legal files and other documents which are used in or relate to the Business, but not including the Seller's corporate seals, corporate franchise, articles of incorporation (or comparable charter document), by-laws, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with the Seller's organization or stock capitalization (collectively, the "CORPORATE RECORDS") and selected personnel records of the Seller (the "PERSONNEL RECORDS"), PROVIDED, that the Seller shall provide to the Purchaser copies of any Corporate Records and Personnel Records as may be requested by the Purchaser from time to time.

     1.13. "BUSINESS" has the meaning specified in the second recital paragraph of the Agreement.

     1.14.     "CASH AMOUNT" has the meaning specified in Section 2.3.

     1.15.     "CERTIFICATE OF DESIGNATION" has the meaning specified in Section
2.3.

     1.16. "CLAIMS" means all rights, demands, claims, actions and causes of action (whether for personal injuries or property, consequential or other damages of any kind).

     1.17.     "CLOSING" has the meaning specified in Section 2.5.

     1.18.     "CLOSING DATE" has the meaning specified in Section 2.5.

     1.19.     "CLOSING DATE BALANCE SHEET" has the meaning set forth in Section
2.4.

     1.20. "COMMERCIAL EFFORTS" shall mean such good faith efforts as shall not require the performing party (i) to do any act that is unreasonable under the circumstances, (ii) to make any capital contribution not expressly contemplated hereunder, (iii) to amend or waive any rights under this Agreement, or (iv) to incur or expend any funds other than reasonable out-of- pocket expenses incurred in satisfying its obligation hereunder, including the fees, expenses and disbursements of accountants, counsel and other professionals.

     1.21.     "CORPORATE RECORDS" has the meaning specified in Section 1.12.

     1.22.     "DISAGREEMENT NOTICE" has the meaning specified in Section 2.4.

     1.23. "DYNATECH" has the meaning specified in the first recital paragraph of the Agreement.

     1.24. "DYNATECH CORP." has the meaning specified in the first recital paragraph of the Agreement.

     1.25.     "DYNATECH PLAN" has the meaning specified in Section 3.14.

     1.26. "DYNATECH USA" has the meaning specified in the first recital paragraph of the Agreement.

     1.27. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.28. "ENVIRONMENTAL LAWS" shall mean (i) all laws governing, regulating or pertaining to environmental matters as in effect on or prior to the Closing Date, and the regulations promulgated thereunder, and any environmental statutes or regulations of, and treaties or conventions entered into by, non-domestic jurisdictions that are applicable to the Business or any prior property or disposal site, as these laws, regulations, statutes, treaties and conventions have been amended or supplemented on or prior to the Closing Date; and (ii) any permits, licenses, approvals, plans, rules, regulations or ordinances adopted pursuant to the preceding laws, in each case to the extent applicable to the Business and the real property that is the subject of the Acquired Lease.

     1.29.     "EXCLUDED ASSETS" has the meaning specified in Section 2.1.

     1.30.     "FINANCING" has the meaning specified in Section 5.15.

     1.31. "GAAP" means generally accepted accounting principles consistently applied in accordance with the Seller's past practice.

     1.32. "GOVERNMENT AUTHORITY" shall mean any government or state (or any subdivision thereof), whether domestic, foreign or multinational (including European Community), or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

     1.33.     "GUARANTY" has the meaning specified in Section 2.8.

     1.34. "HAZARDOUS WASTES" shall mean any toxic or hazardous material or substances, including asbestos, contaminants, chemicals, flammable explosives, radioactive material and any substances defined as, or included in the definition of, "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances" or otherwise regulated under any Environmental Law.

     1.35. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     1.36.     "INDEMNIFIED PARTY" has the meaning specified in Section 7.1.

     1.37.     "INDEMNIFYING PARTY" has the meaning specified in Section 7.1.

     1.38. "INSTRUMENT OF ASSUMPTION OF LIABILITIES" means the Instrument of Assumption of Liabilities substantially in the form of EXHIBIT B.

     1.39. "INTELLECTUAL PROPERTY" means all domestic and foreign patents, copyrights, trade names (including, without limitation, all the Seller's right, title and interest in and to the names "Computerized Medical Systems, Inc.", "CMS", "Modulex", "Focus", "DynaScan", and any derivative thereof), trademarks, service marks, trade dress, open records of invention and registrations and applications for any of the foregoing (together with the goodwill associated with such patents, copyrights, trade names, trademarks, service marks and open records of invention), trade secrets, inventions, technology, Software, know-how, innovations, other proprietary information, in each case whether registered or unregistered, and licenses from third persons granting the right to use any of the foregoing and all other intellectual property rights and the right to do business under the Seller's corporate name in each place where such business is conducted. "Intellectual Property" specifically excludes all right, title and interest in and to the names "Dynatech" or "Dynatech Corporation" or any derivative thereof.

     1.40. "INTERCOMPANY RECEIVABLE" shall mean any right to payment owed to the Seller by Dynatech Corp. or any subsidiary thereof which is not evidenced by an instrument.

     1.41. "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     1.42. "LIEN" shall mean any mortgage, pledge, security interest, lien, charge, encumbrance, equity, claim, option, tenancy, right or restriction on transfer of any nature whatsoever.

     1.43.     "LOSSES" has the meaning specified in Section 7.1.

     1.44. "MINIMUM NET ASSET VALUE", as of any date, has the meaning specified in the SCHEDULE of Closing Accounting Policies.

     1.45.     "1933 ACT" has the meaning specified in Section 3.26.

     1.46. "PERMITS" means any permit, approval, authorization, license, variance or permission required by a Government Authority under any applicable Environmental Law.

     1.47. "PERSON" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization, association, other form of business or legal entity or Government Authority.

     1.48.     "PERSONNEL RECORDS" has the meaning specified in Section 1.12.

     1.49. "PLAN" means a pension, retirement, savings, deferred compensation, and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan and any "employee benefit plan" within the meaning of Section 3(3) of ERISA, under which the Seller has any current or future obligation or liability in respect of the Business or under which any employee or former employee (or beneficiary of any employee or former employee) of the Seller in respect of the Business has or may have any current or future right to benefits (the term "Plan" shall include each such contract, agreement, policy or understanding).

     1.50.     "PREFERRED STOCK" has the meaning specified in Section 2.3.

     1.51.     "PREFERRED STOCK AND WARRANTS" has the meaning specified in
Section 2.3.

     1.52.     "PROCEEDING" has the meaning specified in Section 8.12.

     1.53.     "PURCHASE PRICE" has the meaning specified in Section 2.3.

     1.54. "PURCHASER" has the meaning specified in the first recital paragraph of the Agreement.

     1.55.     "REVIEW PERIOD" has the meaning specified in Section 2.4.

     1.56. "SCHEDULE OF CLOSING ACCOUNTING POLICIES" means the SCHEDULE of Closing Accounting Policies substantially in the form of EXHIBIT H.

     1.57. "SELLER" has the meaning specified in the first recital paragraph of the Agreement.

     1.58.     "SETTLEMENT DATE" has the meaning specified in Section 2.4.

     1.59. "SOFTWARE" means the expression of an organized set of instructions in a natural or coded language which is contained on a physical media of any nature and which may be used with a computer to make such computer operate in a particular manner and for a certain purpose, including, without limitation, all computer programs or applications together with all user documentation, research and development data, systems documentation and instructions relating to such computer programs or applications

     1.60. "TAX" or "TAXES" means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States Federal, state, local or foreign taxing authority, including, without limitation, income, gross receipts, excise, property, ad valorem, sales, use (or similar taxes), transfer, franchise, payroll, withholding, social security, business license fees or other taxes, including any interest, penalties or additions thereto.

     1.61. "TAX RETURNS" means any return, report, document, statement or form required to be filed (whether on a consolidated, combined, separate or unitary basis) with respect to any Tax (including any schedules required to be attached thereto), including, without limitation, information returns, claims for refund, amended returns and declarations of estimated Tax.

     1.62.     "UNASSUMED LIABILITIES" has the meaning specified in Section 2.2.

     1.63.     "WARRANTS" has the meaning specified in Section 2.3.

     1.64. "WARRANTY OBLIGATIONS" means all warranty obligations incurred in the sale or transfer of products by the Seller prior to the Closing pursuant to the standard warranty terms of such sale or transfer (the content of such terms are attached to Schedule 2.2(a) in the form of the standard maintenance agreement and the standard software support agreement) or non- standard warranty terms of such sale or transfer described in Schedule 2.2(a) (a specific list of which is attached to Schedule 2.2(a) which sets forth the entire substance of all variations from standard warranty terms in parenthesis next to each third party that has been granted non-standard warranty).


                         2. PURCHASE AND SALE OF ASSETS

     2.1.      Purchase and Sale of the Acquired Assets; Excluded Assets.
               ---------------------------------------------------------

               (a) Upon the terms and subject to the conditions set forth in this Agreement and except as otherwise provided in Section 2.1(b), on the Closing Date, the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Seller's right, title and interest in and to all of the properties, assets and other rights of every kind, type and description, tangible and intangible, real, personal and mixed (excluding the Excluded Assets) owned or leased by, licensed to or otherwise held by, the Seller on the Closing Date (collectively, the "ACQUIRED ASSETS"). The Acquired Assets shall include, without limitation, the following:

                    (i)    the Acquired Lease;

                    (ii)   all Books and Records;

                    (iii)  all Accounts Receivable;

                    (iv)   all Acquired Contracts;

                    (v)    all Acquired Equipment;

                    (vi)   all Acquired Inventory;

                    (vii)  all Intellectual Property;

                    (viii) all Software;

                    (ix) to the extent transferable, all letters of credit and performance bonds pursuant to which the Seller or any subsidiary thereof is the beneficiary;

                    (x) all written technical information, data, specifications, research and development information, engineering drawings and operating and maintenance manuals;

                    (xi) all lists of the Seller's distributors, agents, representatives, suppliers and subcontractors, together with all contracts and agreements with the foregoing to which the Seller is a party which are in effect on the Closing Date;

                    (xii) all prepaid expenses (except prepaid taxes and insurance), credits, advance payments, deposits, deferred charges and other current and non-current assets owed by the Seller on the Closing Date for periods after the Closing Date;

                    (xiii) except as specifically set forth in Schedule
               2.1(a)(xiii), all licenses, Permits, approvals and authorizations relating to the Seller or any of the Acquired Assets which have been issued by any Government Authority; and

                    (xiv) all of the goodwill and going concern value owned by the Seller on the Closing Date which is related to the Business.

               (b) Notwithstanding anything to the contrary herein, all of the Seller's right, title and interest in all of the following properties, assets and other rights (the "EXCLUDED ASSETS") shall be excluded from the Acquired Assets:

                    (i) all the Seller's cash, certificates of deposit, cash equivalents and Intercompany Receivables;

                    (ii) all Claims which the Seller may have against any Person with respect to or which are related to any Retained Liabilities or Excluded Assets.

                    (iii)  all insurance policies;

                    (iv)   the Corporate Records;

                    (v)    the Personnel Records;

                    (vi) assets and property disposed of since the date hereof in the ordinary course of business; and

                    (vii)   anything set forth on SCHEDULE 2.1(b)(vii).

     2.2. PURCHASER NOT SUCCESSOR TO THE SELLER; ASSUMED LIABILITIES; UNASSUMED LIABILITIES.

               (a) Upon the terms and subject to the conditions of this Agreement and in further consideration of the Asset Purchase, at the Closing the Purchaser shall assume and shall agree to pay and perform only the liabilities and obligations of the Seller existing as of the Closing Date that relate to or arise out of the Business and are specifically set forth in SCHEDULE 2.2(a) and which shall include all Warranty Obligations (the "ASSUMED LIABILITIES").

               (b) The Purchaser shall not be the successor to the Seller and the Purchaser does not assume and shall not become liable to pay, perform or discharge any other obligation or liability whatsoever of the Seller (such liabilities being, collectively, the "UNASSUMED LIABILITIES").

               (c) By way of illustration, Unassumed Liabilities include, and the Purchaser expressly is not assuming any of, the following liabilities, whether accrued or fixed, absolute or contingent, known or unknown, determined or determinable and whenever arising (unless any such liability is included in the Assumed Liabilities set forth on
          SCHEDULE 2.2(a)):

                    (i) any liabilities and obligations of the Seller for Taxes, except as set forth in Section 5.1 hereof;

                    (ii) any claims, demands, liabilities or obligations of any nature whatsoever (including claims, demands, liabilities or obligations in respect of Taxes, advances or loans, environmental matters, occupational safety, workers' compensation, grievance proceedings or actual or threatened litigation, suits, claims, demands or governmental proceedings) which arose or were incurred on or before the Closing, or which are based on events occurring or conditions existing on or before the Closing, or which are based on products sold, agreements in force or services performed by the Seller on or before the Closing, except as set forth in
               SCHEDULE 2.2(a);

                    (iii) any liabilities and obligations of the Seller under this Agreement, any bill of sale or related instrument issued in connection with this Agreement or otherwise in connection with the transactions contemplated by this Agreement;

                    (iv) any liabilities of the Seller not associated with the Business or the Acquired Assets;

                    (v) any liabilities of the Seller to present or former employees (or their beneficiaries), consultants or agents for any compensation, accrued vacation, sick pay or overtime, pension contribution or other benefits accrued or otherwise payable except as set forth in Section 5.13 or on SCHEDULE 2.2(a), and any liabilities or obligations to present or former shareholders; and

                    (vi) any liabilities and obligations of the Seller set forth on SCHEDULE 2.2(c) and liabilities under any contract or agreement that is not an Acquired Contract.

     2.3. CONSIDERATION. Subject to the terms and conditions hereof, at the Closing, the Purchaser shall:

               (a) pay to the Seller, by wire transfer of immediately available funds on the Closing Date to an account of the Seller or Dynatech Corp. designated to the Purchaser, thirty-three million dollars ($33,000,000) (the "CASH AMOUNT"), as the same may be adjusted as provided in Section 2.4 (the Cash Amount plus $6,300,000 is referred to herein as the "PURCHASE PRICE");

               (b) deliver, upon the order of the Seller, to Dynatech Corp. (i) 6,300 shares of Class A Preferred Stock of the Purchaser, which shall have an aggregate liquidation preference of six million three hundred thousand dollars ($6,300,000), created pursuant to a certificate of designation (the "CERTIFICATE OF DESIGNATION") in substantially the form of EXHIBIT C hereto (the "PREFERRED STOCK") and (ii) warrants exercisable for four and one-half (4.5%) percent of the common stock of the Purchaser, on a fully diluted basis measured as of the Closing date based upon the shares, warrants, convertible securities and options issued or granted, as the case may be, at such time (the "WARRANTS", and together with the Preferred Stock, the "PREFERRED STOCK AND WARRANTS"); and

               (c) assume the Assumed Liabilities pursuant to an Instrument of Assumption of Liabilities in substantially the form of EXHIBIT B hereto.

     2.4.      Post-Closing Adjustment to Cash Amount.
               --------------------------------------

               (a) Within 60 days of the Closing Date, the Purchaser shall cause Ernst & Young LLP or, if they are unwilling to act as contemplated by this Section 2.4(a), another independent accounting firm of national standing mutually agreed upon by the Seller and the Purchaser (the "AUDITORS"), to prepare and deliver to each of the Seller, Dynatech Corp. and the Purchaser, the balance sheet of the Seller as of the Closing Date (the "CLOSING DATE BALANCE SHEET") and a statement setting forth the amount of the Minimum Net Asset Value, prepared in accordance with the Schedule of Closing Accounting Policies.

               (b) If either the Seller or the Purchaser disputes the amount of the Minimum Net Asset Value and the aggregate amount by which the calculation of Minimum Net Asset Value by the disputing party differs from the Minimum Net Asset Value set forth in the statement prepared by the Auditors exceeds $100,000, the Seller (or Dynatech on behalf of the Seller) or the Purchaser, shall so notify the non-disputing party in writing within 10 days (the "REVIEW PERIOD"), which notice shall include a brief description of the basis of its disagreement ("DISAGREEMENT NOTICE"). If no party receives a Disagreement Notice, on or prior to the expiration of the Review Period, the parties shall be deemed to have approved the Closing Date Balance Sheet and the calculation of the amount of the Minimum Net Asset Value.

               (c) If Dynatech or the Seller, on one hand, or the Purchaser, on the other hand, receives a Disagreement Notice, the parties shall, in good faith, attempt to resolve the disagreement within 10 days after the non-disputing party's receipt of the Disagreement Notice. If the parties cannot resolve the disagreement within such time period, the parties promptly shall refer such disagreement for resolution to Deloitte & Touche LLP ("D&T"), or if D&T is unable to serve or declines to act, or if at the time of such referral D&T is not independent of each of the parties, such other firm of independent accountants of recognized national standing as mutually selected by the parties (D&T or such other firm being referred to herein as the "DECIDING ACCOUNTANT"). The Deciding Accountant shall determine the calculation and amount of the Minimum Net Asset Value within 30 days and such determinations shall be conclusive and binding upon the parties hereto. Each party shall furnish to the Deciding Accountant, at its own cost and expense, such documents and information as the Deciding Accountant may request, and each party may also furnish to the Deciding Accountant such other information and documents as it deems relevant, in all cases with copies (where it would not be unreasonably costly or burdensome to provide copies) or notification (with reasonable rights of access) being given to the other parties. The fees and expenses payable to the Deciding Accountant shall be born one-half by the Seller and Dynatech Corp. and one-half by Buyer.

               (d) On the later of (i) the ninetieth (90th) day following the Closing Date or (ii) the first Business Day immediately following the determination of any disagreement between the parties by the Deciding Accountant (in each case, the "SETTLEMENT DATE"), the Seller shall pay to the Purchaser in immediately available funds, the excess, if any, of (i) four million dollars ($4,000,000) over (ii) the Minimum Net Asset Value as of the Closing Date, as determined by the Auditors or the Deciding Accountant, as the case may be, by certified or official bank check or wire transfer on the Settlement Date.

               (e) Dynatech Corp. hereby absolutely and unconditionally guarantees to the Purchaser the due and punctual payment of the Seller's obligation to make payment to the Purchaser if any payment becomes due to the Purchaser under the provisions of paragraphs (b) of
          Section 2.4, irrespective of the legality, validity or enforceability of such obligation. Dynatech Corp. hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Seller, any right to require a proceeding first against the Seller, protest, notice and all demands whatsoever and covenants that this guarantee will not be discharged except by complete performance of this obligation should it become due.

     2.5. CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at the offices of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York at 10:00 a.m. (New York City time) on later of (i) Monday, March 17, 1997, and (ii) the expiration or termination of any waiting period applicable to the parties hereto or any Person providing any portion of the Financing having filed any notification required to be filed by such party pursuant to the HSR Act (the "CLOSING DATE"), or at such other place or on such other date as the parties shall mutually agree.

     2.6. INSTRUMENTS OF CONVEYANCE AND TRANSFER. At the Closing, in addition to the Bill of Sale, the Seller shall deliver to the Purchaser bills of sale, endorsements, assignments and other instruments of transfer, conveyance and assignment (each in a form satisfactory to the Seller and the Purchaser) as shall be reasonably requested by the Purchaser to transfer, convey and assign the Acquired Assets to the Purchaser.

     2.7. POST-CLOSING ASSURANCES. Subject to Section 2.10 hereof, the Seller shall, at any time and from time to time after the Closing Date, upon the request of the Purchaser, do, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered or filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably requested by the Purchaser for the better transferring, conveying, assigning and assuring to the Purchaser, or for the aiding and assisting in the reducing to possession by the Purchaser of, any of the Acquired Assets. In connection with the foregoing, from and after the Closing Date, the Purchaser shall have the right and authority to endorse, without recourse, the name of the Seller on any check or similar negotiable instrument received by the Purchaser constituting Acquired Assets transferred, conveyed and assigned to the Purchaser hereunder. The Purchaser shall, at any time and from time to time after the Closing Date, upon the request of the Seller or Dynatech, do, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered and filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably requested by the Seller or Dynatech for the better transferring, conveying, assigning and assuring to the Purchaser any of the Assumed Liabilities.

     2.8. CAPITAL EXPENDITURE GUARANTEE. To facilitate the Purchaser's acquisition of the Acquired Assets, Dynatech agrees to fully and unconditionally guarantee the Purchaser's payment obligations under a credit facility obtained by the Purchaser, at or within six months after the Closing, with a commercial bank reasonably acceptable to Dynatech, in the principal amount of $3,000,000. Such credit facility will be used to fund the Purchaser's capital expenditures during the first three years after the Closing Date. Dynatech's obligation shall be pursuant to a guaranty agreement (the "GUARANTY") with a duration of seven years from the Closing Date. The terms of the credit facility shall be such commercially reasonable terms as the Purchaser and the bank may negotiate. Amortization shall begin immediately after maturity of the Purchaser's senior secured bank debt unless the providers thereof otherwise agree. The Guaranty shall be in such form as the financing bank shall reasonably request.

     2.9. DYNATECH GUARANTEE OF OBLIGATIONS OF THE SELLER. Dynatech hereby unconditionally guarantees the due and punctual performance of any and all obligations or liabilities of the Seller to the Purchaser in connection with, relating to or arising under this Agreement or any transaction contemplated in or by this Agreement. Upon the failure by the Seller to duly and punctually perform any such obligations or liabilities, Dynatech shall immediately, upon demand, perform or cause to be performed such obligations and liabilities in accordance with the terms of this Agreement. Dynatech understands, agrees and confirms that the Purchaser may enforce the obligations of Dynatech under this
Section 2.9 without proceeding against the Seller or any other obligor. The obligations of Dynatech under this Section 2.9 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Seller, or any release of, surrender of or foreclosure upon any collateral securing any obligation of the Seller, in each case, by operation of law or otherwise, (b) any modification or amendment of or supplement to this Agreement or any document in respect thereof, (c) any invalidity or enforceability relating to or against the Seller for any reason of any obligation under this Agreement or any document in respect thereof, or any provision of applicable law or regulation purporting to prohibit the payment by the Seller of any obligation under this Agreement, (d) bankruptcy or insolvency of the Seller, or (e) any other act or omission to act or delay of any kind by the Seller, the Purchaser or any Person or any other circumstance whatsoever which might, but for the provisions of this Section 2.9, constitute a legal or equitable discharge of obligations of Dynatech hereunder.

     2.10.     Delivery of Records and Contracts; Access.
               -----------------------------------------

               (a) At the time of the Closing, subject to subsection (b) below, the Seller shall deliver or cause to be delivered to the Purchaser all of the Seller's leases, contracts, commitments, agreements and rights which are included in the Acquired Assets, with such assignments thereof and consents to assignments as are necessary to assure the Purchaser of the full benefit of the same. The Seller shall also deliver to the Purchaser at the time of the Closing all of the Seller's business records, books, and other data relating to its assets, business and operations (except Corporate Records and other property of the Seller excluded under Section 2.1(b)), and the Seller shall take all requisite steps to put the Purchaser in actual possession and operating control of the assets of the Seller. For a period of six (6) years after Closing, or such longer period as may be reasonably requested by Dynatech, upon written request of Dynatech, the Purchaser or any successor thereto shall make or cause to be made available to Dynatech, as the case may be, (i) all Books and Records included in the Acquired Assets that are needed by the Seller or any successors or assigns and permit Dynatech and its agents to inspect and copy such Books and Records and (ii) assistance in arranging discussions with officers, employees and agents of the Purchaser and its parent or affiliate companies on matters which relate to the Business as previously conducted by the Seller and the same as continued by the Purchaser, provided that all such inspection or assistance shall be at reasonable times as may be mutually agreed upon by the Purchaser and Dynatech and shall be at Dynatech's sole cost and expense.

               (b) If an attempted sale, conveyance, assignment, transfer or delivery of any contracts, claims, leases, commitments, franchises, privileges, permits, consents, certificates, licenses or any other assets, rights or benefits to be sold, conveyed, assigned, transferred and delivered to the Purchaser which are included in the Acquired Assets (collectively, the "Rights") would be ineffective without the consent of any other Person, and such consent has not been obtained on or before the Closing Date, this Agreement shall not constitute an assignment or an attempted assignment of such Right if such assignment or attempted assignment would constitute a breach thereof or be unlawful. In such case, the Seller shall use Commercial Efforts to obtain, as soon as practicable, the consent of each such or other Person in all cases in which such consent is required, and the Seller and the Purchaser will cooperate in any reasonable arrangement designed to enable the Seller to perform its obligation hereunder, and to provide for the assumption by the Purchaser of the benefits, risks and burdens of any such agreement.

     2.11. APPORTIONMENT. Prepaid premiums on insurance if assigned as herein provided, water and sewer use charges and recording fees, if any, incurred in connection with the transfer of the Acquired Assets contemplated hereby, and real property taxes for the then current tax period, shall be apportioned and adjusted as of the Closing Date and the net amount thereof shall be added to or deducted from, as the case may be, the Cash Amount.


          3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND DYNATECH

     The Seller and Dynatech jointly and severally hereby represent and warrant to, and agree with, the Purchaser as follows:

     3.1. ORGANIZATION, STANDING AND POWER. The Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Seller is duly qualified to do business and is in good standing and is duly licensed, authorized or qualified to transact business in each jurisdiction in which such qualification, license or authorization is necessary because of property owned, leased or operated by it or because of the nature of its business as now being conducted, except when the failure to be so qualified would not have a material adverse effect on the Acquired Assets, the Business or the financial condition of the Seller.

     3.2. AUTHORITY; BINDING AGREEMENTS. The execution and delivery of this Agreement and the Bill of Sale and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of the Seller. The Seller has all requisite corporate power and authority to enter into this Agreement and the Bill of Sale and to consummate the transactions contemplated hereby and thereby and has duly executed and delivered this Agreement. The Agreement is and, upon execution and delivery, the Bill of Sale will be, the valid and binding obligations of the Seller enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws.

     3.3. CAPITALIZATION; EQUITY INTERESTS. Dynatech USA owns of record and beneficially all of the capital stock and other securities of the Seller free and clear of any liens or encumbrances. Dynatech Corp. owns of record and beneficially all of the capital stock and other securities of the Dynatech USA free and clear of any liens or encumbrances. The Seller has no subsidiaries and does not own or hold any equity or other security interests in any other Person.

     3.4.      CONFLICTS; CONSENTS.

               (a) Neither the execution and delivery of this Agreement or the Bill of Sale, the consummation of the transactions contemplated hereby or thereby nor compliance by the Seller or Dynatech with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of the charter, by-laws or other constituent documents of the Seller, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under, or give rise to the creation or imposition of any security interest or lien upon any properties or assets of the Seller or Dynatech pursuant to, any of the provisions of any note, lease, mortgage, license, permit, agreement or other obligation to which the Seller or Dynatech is a party, or by which the Seller or Dynatech, or any of the Seller's or Dynatech's properties or assets, may be bound or affected, except for such conflict, breach or default as to which waivers or consents shall be obtained by the Seller before the Closing (which waivers or consents are set forth in SCHEDULE 3.4(a)) unless the Purchaser in its sole discretion, expressly waives in writing the Seller's obligation hereunder to obtain the same, (iii) violate, in any material respect, any law, regulation, order or decree applicable to the Seller or Dynatech or any of the Seller's or Dynatech's properties or assets or (iv) result in the creation or imposition of any material security interest or other encumbrance upon any property or assets used or held in connection with the Business.

               (b) SCHEDULE 3.4(b) contains a list of all registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind required of any Person or Government Authority or private agencies in connection with the execution, delivery and performance of this Agreement or the Bill of Sale by the Seller or Dynatech, as applicable, or the consummation of the transactions contemplated hereby or thereby.

     3.5. FINANCIAL INFORMATION. The Purchaser has received the following financial statements, copies of which are attached hereto as SCHEDULE 3.5:

               (a) unaudited income statements of the Seller for the fiscal year ending on March 31, 1996 and nine months ending December 31, 1996 ("Financial Statements"); and

               (b) an unaudited balance sheet of the Seller (i) as of March 31, 1996 and (ii) as of December 31, 1996 (the December 31, 1996 balance sheet shall be referred to as the "Base Balance Sheet").

Such financial statements have been prepared in accordance with the standard accounting policy of Dynatech Corp. for its consolidated operations, which policy conforms with generally accepted accounting principles, applied consistently during the periods covered thereby and present fairly in all material respects the financial condition of the Seller at the dates of such statements and the results of its operations for the periods covered thereby; PROVIDED, HOWEVER, that none of the financial statements have footnotes required under generally accepted accounting principles and the March 31, 1996 balance sheet is subject to normally recurring year-end adjustments.

     3.6. UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 3.6, as of the date of each balance sheet attached hereto as SCHEDULE 3.5, there were not, and there are not, any obligations or liabilities (whether absolute, accrued, contingent, fixed or unfixed, liquidated or unliquidated, secured or unsecured or otherwise, and whether due or to become due) of the Seller other than (i) as shown on the face of the balance sheets attached hereto as SCHEDULE
3.5 or (ii) as are not required to be, in accordance with GAAP, shown on the face of such balance sheets and were incurred in the ordinary course of business and are not material. All reserves established by the Seller for the Business are reflected on the balance sheets attached hereto as SCHEDULE 3.5 and are adequate and there are no loss contingencies that are required to be accrued by Statement of

Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for on such balance sheets.

     3.7. ABSENCE OF CHANGES. Except as set forth in SCHEDULE 3.7, since December 31, 1996, the Business has been operated in the ordinary course consistent with past practice and, except as set forth in SCHEDULE 3.7, there has not been:

               (a) any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, customer contracts, billings, revenues, earnings, business or, to the knowledge of the officers of the Seller or Dynatech, prospects of the Seller or the Business;

               (b) any obligations or liabilities incurred in an aggregate amount exceeding $100,000 (whether absolute, accrued, contingent or otherwise, and whether due or to become due), other than obligations under customer contracts incurred in the ordinary course of business and consistent with past practice;

               (c) any sale, assignment, pledge, encumbrance, transfer or other disposition of any asset used by the Seller or in the Business in an aggregate amount exceeding $50,000, except in the ordinary course of business consistent with past practice;

               (d) any creation of any claims or other encumbrances on any property of the Seller in an aggregate amount exceeding $50,000, other than accounts payable to trade creditors in the ordinary course of business, or any default by the Seller in the payment of any obligation for borrowed money;

               (e) other than in the ordinary course of business, any increase in (or agreement to increase) the compensation of employees of the Seller (including any increase pursuant to any bonus, pension, profit-sharing or other benefit or compensation plan, policy or arrangement or commitment), or any increase in any such compensation or bonus payable to any officer, shareholder, director, consultant or agent of any such company having an annual salary or remuneration in excess of $50,000;

               (f) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting any asset or property of the Seller or the business, financial condition or results of operations of the Business;

               (g) any amendment, modification or termination of any existing, or entering into any new contract, agreement, plan, lease, license or permit all or any of which is material to the business or results of operations of the Business; or

               (h) any change or modification of any of the licenses or permits of the Seller that is material to the business, financial condition or results of operations of the Business, or any change in the nature of the business, methods of accounting or accounting practice, or manner of conducting business all or any of which has had or is expected by the officers of the Seller or Dynatech to have a material adverse effect on the business, financial condition, results of operations, prospects, assets, licenses or permits of the Seller or the Business.

     3.8.      Title to Property.
               -----------------

               (a) Except as set forth in SCHEDULE 3.8(a)(i), the Seller has, and will have as of the Closing Date, good and marketable title to, or a valid and binding leasehold interest in, as applicable, all of the Acquired Assets, free and clear of all mortgages, Liens, pledges, charges, options or other title defects or encumbrances of any kind. The tangible property included in the Acquired Assets is in good operating condition and repair, subject to ordinary wear and tear.
          SCHEDULE 3.8(a)(ii) sets forth a list of each jurisdiction in which
          (i) any Acquired Assets are located, (ii) the Seller maintains any offices or (iii) the Seller stores or maintains any of its Books and Records.

               (b) SCHEDULE 3.8(b) sets forth a list of the Acquired Lease and all personal property with a capitalized value of over $1,000 held for use or used in connection with the Business. The Acquired Lease means the lease for 1195 Corporate Lake Drive and 1187 Corporate Lake Drive, each located in the city of Creve Coeur, County of St. Louis, Missouri 63132 (the "ACQUIRED LEASE"). With respect to property leased by the Seller in connection with the Business, including, without limitation, the Acquired Lease, (i) the Seller is the owner and holder of all the leasehold interests and estates purported to be granted by such leases, (ii) all leases to which the Seller is a party are in full force and effect and constitute valid and binding obligations of the Seller and, to the knowledge of the Seller, of the other parties thereto, enforceable in accordance with their terms, (iii) there is no pending or, to the knowledge of the Seller, threatened proceeding against the Seller that might interfere with the quiet enjoyment of the lessee under any such lease, and (iv) the Seller has made available to the Purchaser true and correct copies of all leases referred to in SCHEDULE 3.8(b). There exists no default, or any event which upon notice or the passage of time, or both, would give rise to any default, in the performance by the Seller or, to the knowledge of the Seller, the lessor under any lease. The Seller has not, and to the knowledge of the Seller, no other Person has, granted any oral or written right to anyone other than the Seller to lease, sublease or otherwise occupy any of the properties described in SCHEDULE 3.8(b) through the end of the applicable lease periods.

               (c) The Seller does not own, and has not previously owned, any real property or interest in real property, other than as a tenant pursuant to the Acquired Lease or any other lease of real property that expired prior to the date hereof.

     3.9. INTELLECTUAL PROPERTY. SCHEDULE 3.9(a)(i) contains a true and complete list of the patents, patent applications, trademarks (registered or unregistered) and service marks (and any applications or registrations therefor), trade names, trade dress, open records of invention, Software, corporate names, copyrights, copyright registrations and other Intellectual Property of the Seller that currently exists in written form or any physical medium, in each case, that is (i) owned, filed and used by the Seller, (ii) licensed by the Seller or used by the Seller in operating the Business and (iii) licensed by the Seller for use by others. With respect to registered trademarks,
SCHEDULE 3.9(a)(i) sets forth a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as set forth in SCHEDULE 3.9(a)(ii), the Seller owns or licenses all Intellectual Property used in the Business, free and clear of liens or claims of others. Except as set forth in SCHEDULE 3.9(a)(iii), there is no pending or, to the knowledge of the Seller, threatened claim or litigation against the Seller contesting its right exclusively to use any Intellectual Property. To the knowledge of the Seller, no Person is infringing the rights of the Seller in any Intellectual Property. Except as set forth in SCHEDULE 3.9(a)(iii), to the knowledge of the Seller, no use by the Seller of any Intellectual Property and no product or service sold or used by the Seller violates or infringes any intellectual property right owned or held by any other Person. The Seller owns or holds adequate licenses or other rights to use the Intellectual Property necessary to conduct the Business as currently conducted.

     3.10. INSURANCE. A summary of insurance coverage of the Seller or of Dynatech for the benefit of the Seller is contained in SCHEDULE 3.10. All policies providing such coverage are nontransferable.

     3.11.     Acquired Contracts, Other Agreements, Etc.
               -----------------------------------------

               (a) The Seller has furnished to the Purchaser true and correct copies of all written, and a list of all material oral, Acquired Contracts. Except as set forth in SCHEDULE 2.2(a), there will not be, at Closing, any Assumed Liabilities. Except as disclosed in SCHEDULE 3.11(a), the Purchaser will assume all the Acquired Contracts.

               (b) Except as disclosed in SCHEDULE 3.11(b), as of the date hereof, the Seller is not a party to any (i) employment or consulting agreement having a remaining term of at least one year and requiring payments of base salary in excess of $150,000 per year, (ii) distributor or manufacturer's representative contract which is not terminable on twelve months' (or less) notice, (iii) lease of real or personal property with an annual base rental obligation of more than $100,000, or a total remaining rental obligation of more than $500,000, (iv) material joint venture or partnership agreement, (v) technology license agreement which requires royalty payments in excess of $100,000 per year, or (vi) other contract, agreement or arrangement, entered into other than in the ordinary course of business, requiring future payment or payments in excess of $100,000 per year. With respect to all Acquired Contracts, except as disclosed on said SCHEDULE 3.11(a), such contracts are, to the Seller's knowledge, valid and binding and the Seller is not, as of the date hereof, in material breach thereof or material default thereunder and there does not exist under any provision thereof, to the Seller's knowledge, as of the date hereof, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for such failures to be valid and binding and such breaches, defaults and events as to which requisite waivers or consents have been or are obtained or which would not, individually or in the aggregate, have a material adverse effect on the Business.

               (c) SCHEDULE 3.11(c) contains a list of each Acquired Contract that requires the consent or approval of a third party in connection with the assignment to the Purchaser of the Seller's right, title and interest in and to such Acquired Contract.

     3.12. Litigation. Except as set forth in SCHEDULE 3.12, there have not been for the five years prior to the Closing Date, nor are there, any material suits, actions, claims, investigations or legal or administrative or arbitration proceedings in respect of the Seller, the Business or the Acquired Assets, or to the knowledge of the Seller or Dynatech, in respect of the Seller's employees, pending or, to the knowledge of the Seller or Dynatech, threatened, whether at law or in equity, or before or by any Government Authority. Except as set forth in SCHEDULE 3.12, there have not been for the five years prior to the Closing Date, nor are there, any judgments, decrees, injunctions or orders of any court, Government Authority or arbitrator or against the Seller, or any of its assets, relating to or affecting the Business or the Acquired Assets. With respect to matters disclosed on SCHEDULE 3.12, the Seller shall indemnify the Purchaser from any judgments, awards, costs, damages, penalties or fines arising out of such matters. No condemnation proceeding has been commenced or, to the Seller's knowledge, is threatened to be commenced, against any of the Acquired Assets.

     3.13. COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS. The Seller has complied in all material respects and is in compliance in all material respects with all Federal, state, local and foreign laws, ordinances, regulations, interpretations and orders (including, without limitation, those relating to design and manufacture of medical devices, environmental pollution and protection and occupational safety and health) applicable to the Business. The Seller has all Federal, state, local and foreign governmental registrations, licenses and permits necessary to conduct the Business as presently being conducted which registrations, licenses and permits are set forth in SCHEDULE 3.13. Such registrations, licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof, no proceeding is pending, or, to the knowledge of the Seller, threatened, to revoke or limit any thereof, and the Seller does not know of any basis for any such proceeding.

     3.14.     Labor Relations; Employees.
               --------------------------

               (a) SCHEDULE 3.14(a)(i) contains (i) a list of all of the Seller's employees, setting forth the name, job status, salary and date of hire of each such employee and (ii) a summary of vacation policy and benefits provided to the Seller's employees. Within the last five years, the Seller has not experienced any labor disputes with, or any work stoppages by, a group of employees due to labor disagreements and, to the knowledge of the Seller, there is no such dispute or work stoppage threatened against the Seller. Except as set forth on SCHEDULE 3.14(a)(ii), there is no unfair labor practice charge or complaint against the Seller, either pending or, to the knowledge of the Seller, threatened. Except as set forth on SCHEDULE 3.14(a)(iii), to the Seller's knowledge, no employee of the Seller is a party to any non-competition clause, provision or agreement with any third party which would prevent the employee from working for the Purchaser and there exists no dispute, actual or threatened, involving the Seller or any of its employees in respect of such a non-competition clause, provision or agreement. The Seller is not currently, and has not ever been, a party to any collective bargaining agreement with any labor union or association representing any employees of the Seller.

               (b) SCHEDULE 3.14(b) contains a list of each Plan. The Seller has delivered to the Purchaser true and complete copies of (i) each Plan (or a summary of each Plan in the case of each Plan instituted by Dynatech Corp. the benefits of which inure to any employee of the Seller (a "DYNATECH PLAN")), (ii) the summary plan description for each Plan and (iii) the latest annual report, if any, which has been filed with the Internal Revenue Service for each Plan.

               (c) No Plan is subject to the provisions of Section 412 of the Internal Revenue Code of or Part 3 of Subtitle B of Title I of ERISA. No Plan is subject to Title IV of ERISA.

               (d) There are no actions, claims, lawsuits or arbitrations (other than routine claims for benefits) pending, or, to the knowledge of the Seller or Dynatech, threatened, with respect to any Plan or the assets of any Plan, and neither the Seller nor Dynatech has knowledge of any facts which could give rise to any such actions, claims, lawsuits or arbitrations (other than routine claims for benefits).

               (e) Except as described in the Plans delivered to the Purchaser, no Plan provides or is required to provide, now or in the future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any Person beyond termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under
          Section 4980(B) of the Internal Revenue

          Code. No Plan covers any individual other than an employee of the Seller, other than dependents of employees under health and child care policies listed in SCHEDULE 3.14(b) and delivered to the Purchaser, except the Dynatech Plans. No Dynatech Plan covers any individual other than an employee of Dynatech Corp. or any subsidiary or affiliate thereof, other than dependents of employees under health and child care policies.

               (f) Except as set forth on SCHEDULE 3.14(f), the consummation of the transactions contemplated by this Agreement will not (i) entitle any employee of the Seller to severance pay or termination benefits for which the Purchaser or any of its affiliates may become liable, other than as set forth in Section 5.13 hereof, (ii) increase the amount of compensation due to any such employee or former employee for which the Purchaser or any of its affiliates may become liable or
          (iii) obligate the Purchaser or any of its affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any employee, consultant or agent of the Seller for periods before the Closing Date or for personnel whom the Purchaser does not actually employ, except as set forth on
          SCHEDULE 2.2(a).

     3.15.     Environmental Matters.
               ---------------------

               (a) The Business is in substantial compliance with all applicable Federal, state, regional, foreign and local laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution or of environmental regulation or control or protection of the environment.

               (b) To the knowledge of the Seller, all real property that is the subject of the Acquired Lease and all improvements, structures, equipment, fixtures or activities thereon, are in compliance with all applicable Environmental Laws.

               (c) All Permits necessary to operate the Business as currently conducted have been obtained by the Seller, the Seller is in compliance with the terms and conditions thereof and all such Permits are valid and in good standing.

               (d) There is no pending or, to the knowledge of the Seller or Dynatech, threatened civil or criminal litigation, written notice of violation or formal administrative proceeding relating to the Environmental Laws involving the Business.

               (e) The Seller has not (i) placed, held, located, released, transported or disposed of any Hazardous Wastes on or under any property on which the Seller has conducted the Business, other than in compliance with Environmental Laws, except for immaterial amounts of copier fluid or other office supplies used in a typical office environment, or (ii) received any written notice (A) of any violation of any Environmental Law or any other law, statute, rule or regulation regarding Hazardous Wastes on or under any of such properties, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Government Authority of any such violation or (C) requiring the removal of Hazardous Waste from any of such properties.

     3.16.     Accounts Receivable; Accounts Payable.
               -------------------------------------

               (a) SCHEDULE 3.16(a)(i) contains a complete list of all Accounts Receivable and prepaid expenses of the Seller as of December 31, 1996. None of the Accounts Receivable are for services rendered after 11:59 p.m., New York time, on the Closing Date. Except as set forth in
          SCHEDULE 3.16(a)(ii), to the Seller's knowledge, no customer has disputed its payment obligations on account of any of the Accounts Receivable which, in the case of any individual customer, equals or exceeds $10,000 or, in the aggregate for all customers, equals or exceeds $100,000. The Seller shall, and as to the extent requested by the Purchaser, use Commercial Efforts to assist the Purchaser to collect the Accounts Receivable.

               (b) Since December 31, 1996, no Accounts Receivable have been sold, transferred or otherwise disposed of by the Seller, except in the ordinary course of business. All of the Accounts Receivable included in the Acquired Assets have arisen in connection with bona fide sales and deliveries of goods, performance of services, licensing of intellectual property or other bona fide business transactions in the ordinary course of business, consistent with past practices. All reserves reflected in the financial information set forth in SCHEDULE
          3.5 against doubtful accounts of valid counterclaims or setoffs by, rebates, discounts and allowances to, and returns from, customers were established in a manner consistent with the collection experience of the Business in prior years. To the knowledge of the Seller, each of such Accounts Receivable constitutes a legal, valid and binding account or other receivable, and none such Accounts Receivable is subject to any known defenses, assignments, restrictions, counterclaims or setoffs by, any rebates, discounts or allowances to, or any returns from, or any warranty claims of any customer. Since December 31, 1996, the Seller has not provided any products or services at discounted rates or free of charge to any customer as a rebate, discount or advance to any customer to collect or to accelerate the collection of any such Accounts Receivable. Except as set forth in SCHEDULE 3.16(a)(ii), there are no account debtors owing on any of the Accounts Receivable that are included in the Acquired Assets that are (i) delinquent in payment by more than 30 days or (ii) who have refused or, to the knowledge of the Seller, threatened to refuse to pay any such Accounts Receivable.

               (c) The accounts payable included in the Assumed Liabilities arose from bona fide transactions in the ordinary course of business, and all such accounts payable have either (i) been paid, (ii) are not yet due and payable under procedures for payment of accounts payable by the Seller, or (iii) are being contested by the Seller in good faith, each case with such exceptions as do not have a material adverse effect on the Business or the Acquired Assets.

     3.17. TAXES. The Seller has timely filed with the appropriate Government Authority all Tax Returns which are required to be filed, and has duly paid to the appropriate Government Authority all Taxes which are required to be paid, including, without limitation, all Taxes withheld from employees' wages and all other Taxes due or claimed to be due by any Governmental Authority. Such Tax Returns properly reflect the Taxes payable for the periods covered thereby. All such taxes due for all taxable periods ending on or prior to the Closing Date have been, or will be, timely paid by the Seller. The Seller is registered to do business in the States and localities set forth in SCHEDULE
3.17. The Seller has not received any notice of deficiency or assessment from any Federal, State, local or foreign taxing authority with respect to liabilities for Taxes which has not been fully paid or finally settled, and there are no existing or prior facts, circumstances or conditions that would form the basis for such a notice of deficiency or assessment. The Seller has not waived the statute of limitations on the right of any Governmental Authority to assess any additional Taxes or to contest the items reported on any such Tax Returns. The Seller has provided the Purchaser with true and complete copies of all Tax Returns filed by the Seller for each of the past three taxable years.

     3.18. DISCLOSURE. No representation or warranty by the Seller contained in this Agreement or the Schedules hereto, and no written information provided by or on behalf of the

Seller pursuant to the second sentence of Section 5.5(b) or any provision of
Section 5.18 hereof contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. No written information provided by or on behalf of the Seller which describes or consists of regulatory applications or filings of the Seller contains or will contain, to the knowledge of the officers of the Seller, any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements therein not misleading.

     3.19. BROKERS. Neither the Seller nor Dynatech has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement, except for amounts payable to The Bridgeford Group which shall be paid by the Seller and/or Dynatech.

     3.20. OTHER NAMES AND BUSINESS. Except as set forth in SCHEDULE 3.20, during the past five years, except for the names "Computerized Medical Systems, Inc." and "CMS", the Seller has had no fictitious names, assumed names, "doing business as" names or other names under which it has done or is doing business.

     3.21. SOLVENCY. The Seller is not, and after consummation of the transaction contemplated hereby, (a) will not be "insolvent" (as such term is defined in SS. 101(32)(A) of the Federal Bankruptcy Code), (b) is able to pay and is paying its debts as they mature, and (c) does not, and after consummation of the transactions contemplated hereby will not, have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

     3.22. SOFTWARE. On the Closing Date, the Purchaser shall acquire from the Seller all the Seller's right, title and interest in and to all items of Software, which are owned by the Seller or used or held for use by the Seller in connection with the Business, except for any license to non-owned Software which, by its terms, may not be assigned or otherwise transferred by the Seller to the Purchaser and which is specified in SCHEDULE 3.22.

     3.23. INVENTORIES. The inventories reflected on the balance sheets attached hereto as SCHEDULE 3.5, or thereafter acquired by the Seller, consist primarily of those things described in SCHEDULE 3.23 hereto at the amount reflected on the balance sheets attached hereto as SCHEDULE 3.5, in the case of inventories reflected thereon, or, in the case of such inventories acquired after the date of the most recent balance sheet attached hereto as SCHEDULE 3.5, at the amount reflected on the Books and Records of the Seller.

     3.24. ASSETS NECESSARY TO BUSINESS. The Acquired Assets constitute all of the assets, properties, licenses and other agreements that are presently being used, except for the Excluded Assets, to carry on the Business and operations of the Business as presently conducted. Except as set forth in
SCHEDULE 3.24, the Acquired Assets constitute all of the assets, properties, licenses and other agreements necessary for the Purchaser to carry on the Business and operations of the Business as presently conducted.

     3.25. NO INTEREST IN PROPERTIES. To the Seller's knowledge, no director, officer or employee of the Seller or Dynatech directly or indirectly owns any interest in any of the Acquired Assets and, to the Seller's knowledge, no director, officer or employee of the Seller (or member of such Person's immediate family) owns any interest in (other than passive investments of less than 5% of the equity ownership of a publicly traded enterprise), controls or is an employee, officer, director or agent of, or consultant to, any other entity which is a competitor, supplier, customer, lessor or lessee of the Seller.

     3.26. PURCHASE FOR INVESTMENT. The Seller and Dynatech each acknowledges that the Preferred Stock and Warrants will not be registered under the Securities Act of 1933, as amended (the "1933 ACT") or any state blue sky or securities laws. Each of the Seller and Dynatech is acquiring the Preferred Stock and Warrants for its own account for investment and not with a view to any distribution thereof and will not sell or otherwise transfer the Preferred Stock or Warrants unless, if the Purchaser so requests, it delivers to the Purchaser an opinion of counsel, in form and substance reasonably satisfactory to the Purchaser, to the effect that such transfer is exempt from the registration requirements of the 1933 Act and applicable state blue sky or securities laws. The Seller and Dynatech each acknowledges that a legend to such effect may be placed on the Preferred Stock and Warrants. Each of the Seller and Dynatech is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the 1933 Act.


     4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to, and agrees with, the Seller and Dynatech as follows:

     4.1. ORGANIZATION, STANDING AND POWER. The Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Purchaser is duly qualified to do business and is in good standing and is duly licensed, authorized or qualified to transact business in each jurisdiction in which such qualification, license or authorization is necessary because of property owned, leased or operated by it or because of the nature of its business as now being conducted, except where the failure to be so qualified would not have a material adverse effect on the financial condition of the Purchaser.

     4.2. AUTHORITY; BINDING AGREEMENTS; ISSUANCE OF PREFERRED STOCK. The execution and delivery of this Agreement and the Instrument of Assumption of Liabilities and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of the Purchaser. The Purchaser has all requisite corporate power and authority to enter into this Agreement and the Instrument of Assumption of Liabilities and to consummate the transactions contemplated hereby and thereby and has duly executed and delivered this Agreement. This Agreement is, and, upon execution and delivery, the Instrument of Assumption of Liabilities will be, the valid and binding obligation of the Purchaser enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws. The shares of Preferred Stock to be issued pursuant to
Section 2.3 hereof will, when issued and delivered hereunder against delivery of the executed Bill of Sale in accordance with the provisions hereof, be duly authorized, validly issued, fully paid and non-assessable.

     4.3.      Conflicts; Consents.
               -------------------

               (a) Neither the execution and delivery of this Agreement or the Instrument of Assumption of Liabilities, the consummation of the transactions contemplated hereby or thereby nor compliance by the Purchaser with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of the charter, by-laws or other constituent documents of the Purchaser,
          (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, lease, mortgage, license, permit, agreement or other obligation to which the Purchaser is a party, or by which the Purchaser, or any of the Purchaser's properties or assets, may be bound or affected, except for such conflict, breach or default as to which waivers or consents shall be obtained by the Purchaser before the Closing (which waivers or consents are set forth in SCHEDULE 4.3(a)) unless the Seller or Dynatech, in the discretion of either, expressly waives in writing the Purchaser's obligation hereunder to obtain the same, (iii) violate any law, regulation, order or decree applicable to the Purchaser or any of the Purchaser's properties or assets, or (iv) other than in connection with the Financing, result in the creation of any security interest or other encumbrance upon any property of assets of the Purchaser.

               (b) SCHEDULE 4.3(b) contains a list of all registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind required of any Person or Government Authority or private agencies in connection with the execution, delivery and performance of this Agreement or the Instrument of Assumption of Liabilities by the Purchaser, or the consummation of the transactions contemplated hereby and thereby.

     4.4. LITIGATION. There is no litigation or, to the knowledge of the Purchaser, governmental or administrative proceeding or investigation pending against the Purchaser or, to the knowledge of the Purchaser, threatened against the Purchaser, which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

     4.5. BROKER'S FEE. The Purchaser has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this agreement, except for amounts payable to Larkspur Capital Corporation which shall be the sole responsibility of the Purchaser.

     4.6. DISCLOSURE. No representation or warranty by the Purchaser contained in this Agreement or the Schedules hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements contained herein not misleading or necessary in order fully and fairly to provide the information required to be provided by this Agreement or the Schedules hereto.

     5. COVENANTS

     5.1. EXPENSES; SALES TAXES. Except as otherwise provided in this Agreement, each party hereto shall bear its own expenses incurred in connection with the transactions contemplated hereby. The Seller shall pay the cost of all income, single business, sales, transfer, use, gross receipts, registration and similar taxes arising out of or in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the Purchaser shall reimburse the Seller at the Closing an amount equal to the sum of (a) any apportioned prepaid real estate taxes paid by the Seller with respect to any period of time after the Closing Date remaining in such taxable period and (b) one-half of any transfer taxes due as a result of the Asset Purchase.

     5.2.      Conduct of Business.
               -------------------

               (a) From the date hereof until the Closing Date, except as otherwise consented to by the Purchaser in writing, the Seller shall operate the Business only in the ordinary course of business consistent with past practice.

               (b) Without limiting the generality of the foregoing, neither the Seller nor Dynatech, without prior written consent of the Purchaser shall, directly or indirectly, cause or permit any state of affairs, action or omission described in clauses (a) through (h) of
          Section 3.7.

     5.3. FURTHER ASSURANCES. Each of the parties hereto agrees to use all Commercial Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable and to ensure that the conditions set forth in Article 6 hereof are satisfied, insofar as such matters are within the control of any of them. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or to ensure the proper assignment and delivery of the Acquired Assets to the Purchaser and the assumption of the Assumed Liabilities by the Purchaser, each of the parties to this Agreement shall take or cause to be taken all such necessary action, including, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise to complete or perfect the transactions contemplated hereby. The Seller shall promptly pay or cause to be paid to the Purchaser any amounts received by it after the Closing which constitute Acquired Assets.

     5.4. NO SHOPPING. From the date hereof until the earlier of (i) the Closing Date and (ii) the date this Agreement is terminated in accordance with
Section 8.2, neither the Seller nor any partner, director, officer or shareholder of the Seller will, directly or indirectly, solicit or initiate, enter into or conduct, discussions concerning, or exchange information (including by way of furnishing information concerning the Business) or enter into any negotiations concerning, or respond to any inquiries or solicit, receive, entertain or agree to any proposals for, the acquisition of the assets of, or any substantial part thereof, or a merger involving, the Seller or the transfer of all or a substantial part of the capital stock or partnership interest of the Seller to any Person other than the Purchaser. In addition, during such time period, the Seller and Dynatech shall not authorize, direct or knowingly permit any employee or agent to do any of the foregoing.

     5.5.      Access and Information.
               ----------------------

               (a) From the date hereof until the first to occur of the Closing Date and the termination of this Agreement, the Seller shall permit the Purchaser and its representatives to visit and inspect the business, operations and properties of the Seller relating to the Business and shall provide to the Purchaser such information regarding the same as the Purchaser deems necessary or desirable in connection with the transactions contemplated hereby. Such rights shall include, without limitation, access to the directors, officers, employees, agents and representatives (including legal counsel and independent accountants) of the Seller relating to the Business and to the properties, books, records and commitments of the Seller relating to the Business. All information disclosed to the Purchaser or its representatives during their investigations shall be subject to the Confidentiality Agreement executed by Finisterre Capital Partners on July 23, 1996.

               (b) The Seller shall furnish the Purchaser and its representatives with such financial (including data with respect to billing and accounts receivable), operating and other data and information, and copies of documents with respect to the Business or any of the transactions contemplated hereby, as the Purchaser shall from time to time reasonably request. The Seller shall provide to the Purchaser unaudited balance sheets of the Seller as of the end of each month during the period from January 1, 1997 through the end of the last complete month prior to the month in which the Closing occurs and the related statements of income for each of the months then ended. The Seller shall certify that all such financial statements were prepared in accordance with the Seller's usual historical practice and that, in the case of audited financial statements, such audited financial statements are prepared in accordance with GAAP.

               (c) Such rights may be exercised upon reasonable notice and at reasonable places and times. The exercise of such rights shall not in any way affect or diminish (or release the Seller or Dynatech from liability in connection with), any of the representations or warranties hereunder. Without limiting the foregoing, during such period, the Seller shall keep the Purchaser informed as to the business and operations of the Business and shall consult with the Purchaser with respect thereto as appropriate.

     5.6. RIGHT TO NAME. The Seller and Dynatech agree to (i) cause the Seller, immediately after the Closing (and in any case, not more than 10 days after the Closing), to change the name of the Seller to a name which does not include Computerized Medical Systems, Inc. or CMS, a similar name or any other name reasonably objected to by the Purchaser and (ii) provide, at the Closing, the form of director and shareholder consents authorizing the Seller to effect such name change. The Seller shall provide copies of all documents evidencing the change of name to the Purchaser within 20 days of the Closing.

     5.7. PUBLICITY. The parties hereto agree that they will advise and confer with each other prior to the issuance of any reports, statements or releases pertaining to this Agreement or the transactions contemplated hereby and that no such reports shall be issued prior to the Closing, except those required by law. For those reports required by law, the party not required to issue the report shall have the opportunity to review any report issued by any other party hereto before such report is issued, to the extent practicable. For the first press release or other issuance after the Closing, each of the parties agree to obtain the written consent of the other party or parties, which consent will not be unreasonably withheld before issuing such press release or issuance.

     5.8.      Confidentiality; Non-Competition.
               --------------------------------

               (a) Until Closing, the parties each agree that all financial or technical information about the Purchaser or the Seller, or other information of a confidential or proprietary nature, disclosed to the other at any time in connection with the proposed transaction shall be kept confidential by the party receiving such information and shall not be disclosed to any Person or used by the receiving party (other than to its agents or employees or in connection with the transactions contemplated by this Agreement) except (i) with the prior written consent of the disclosing party; (ii) as may be required by law; (iii) such information which may have been acquired or obtained by such party (other than through disclosure by the other party in connection with the transactions contemplated by this Agreement); or (iv) such information which is or becomes generally available to the public other than as a result of a violation of this provision. All parties shall be bound by the terms of this Section for a period of three years after Closing; in the case of the Purchaser only with respect to information that is not a part of the Acquired Assets.

               (b) The Seller and Dynatech each hereby acknowledge and recognize such parties' possession of confidential or proprietary information and the highly competitive nature of the Business and accordingly agree that, in consideration of the premises contained herein, such parties will not, from and after the date of this Agreement for a period of three years after the date of this Agreement, for any reason whatsoever, (i) directly or indirectly engage in the United States in any business competitive with the Business, whether such engagement shall be as an employer, officer, director, owner, employee, partner or other agent or participant, PROVIDED, HOWEVER, that any director of Dynatech Corp. that is not employed by Dynatech Corp. shall be permitted to own, invest in, be employed by or be an agent of a business competitive with the Business, (ii) assist others in engaging in any business competitive with the Business in a manner described in the foregoing clause (i),
          (iii) solicit or attempt to solicit any current or potential customers of the Business or (iv) induce employees of the Business to terminate their employment with the Purchaser.

               (c) In the event of a breach or threatened breach by any party of the provisions of this Section, the Purchaser shall be entitled to an injunction restraining such party from such breach. Nothing contained herein shall be construed as prohibiting the Purchaser from pursuing any other remedies available at law or equity for such breach or threatened breach of this Agreement.

     5.9. BULK SALES. Subject to Sections 7.1(a)(iv) and 7.1(b)(iv), each of the Purchaser and the Seller waives compliance with all bulk sales laws applicable to the transactions contemplated by this Agreement.

     5.10. ALLOCATION OF CASH AMOUNT. The parties agree to allocate the Cash Amount (net of any deduction pursuant to Section 2.4) as set forth in SCHEDULE
5.10. The parties agree to be bound for all purposes by such allocation and to execute and file an Internal Revenue Service Form 8594 and any required exhibits thereto (or other form required pursuant to Section 1060 of the Internal Revenue Service Code or other applicable Tax laws) consistent therewith.

     5.11. INSURANCE. Dynatech and the Seller shall, until the Closing Date, maintain in effect all insurance on the Acquired Assets or and all insurance in connection with the Business.

     5.12. EMPLOYEES. On the Closing Date, the Purchaser shall (a) offer employment on an "at will" basis, at the same hourly rates, to all of the hourly employees of the Seller actively employed as of the Closing Date and (b) offer employment on an "at will" basis, at the same salary to all of the salaried employees of the Seller actively employed as of the Closing Date.

     5.13.     Salary Continuation Obligations.
               -------------------------------

               (a) Effective as of the Closing Date, the Seller shall terminate or cause to be terminated the employment of all Persons employed by the Seller as of the Closing Date.

               (b) As to each employee terminated by the Seller under this Section effective at or after the Closing, the Purchaser shall offer employment as contemplated by Section 5.12.

               (c) With respect to each such employee who does not accept the Purchaser's offer of employment described in clause (b) of this Section, the Seller shall be liable for and pay all valid claims of any such employee relating to such termination of employment, including, without limitation, all salary continuation obligations and any other similar obligations of the Seller or Dynatech arising by virtue of an employee's employment by the Seller and shall indemnify and hold harmless the Purchaser for any failure to pay such salary continuation obligations or similar claims.

               (d) With respect to each such employee who does accept the Purchaser's offer of employment and is terminated by the Purchaser within twelve months after the Closing Date (other than for good cause shown), the Purchaser agrees to pay to such employees an amount equal to the salary continuation obligations described in SCHEDULE 5.13, and to indemnify and hold harmless the Seller and Dynatech against any and all valid claims against the Seller or Dynatech by any employee terminated by the Purchaser pursuant to this Section for any salary continuation obligations; PROVIDED, HOWEVER, that such the Purchaser shall indemnify the Seller and Dynatech only to the extent of the salary continuation obligations of the Seller and Dynatech which are described on SCHEDULE 5.13 in effect as of the Closing Date and the Purchaser's liability for such claims shall under no circumstances exceed the amount set forth in each agreement or plan relating to salary continuation obligations described on SCHEDULE 5.13 that has been provided to the Purchaser.

     5.14. COVENANTS TO SATISFY CONDITIONS. Upon the terms and subject to the conditions set forth herein, the Seller shall use Commercial Efforts to ensure that the conditions set forth in Article 6 hereof are satisfied, insofar as such matters are within the control of the Seller, and the Purchaser shall use Commercial Efforts to ensure that the conditions set forth in Article 6 hereof are satisfied, insofar as such matters are within the control of the Purchaser.

     5.15. FINANCING. The Purchaser shall use Commercial Efforts to obtain debt and equity financing sufficient to pay the Cash Amount on terms entirely satisfactory to the Purchaser (the "FINANCING").

     5.16. RELEASE OF LIENS. At or prior to the Closing, the Seller will deliver to the Purchaser, and cause to be filed or recorded, such releases, termination statements and other documents and instruments as are sufficient to eliminate and extinguish all Liens on any of the Acquired Assets so that, at Closing, the Purchaser will receive title to such Acquired Assets free and clear of any such Liens. Notwithstanding anything in this Agreement to the contrary, if, at the Closing, any of the Acquired Assets is not so delivered free and clear of all Liens, the Purchaser shall have the option in its sole discretion to pay an amount sufficient to extinguish any or all of such Liens directly to the holder or holders of such Liens, and to consummate transaction contemplated hereby. The full amounts, including any such accrued interest and penalties on any indebtedness or obligations secured by such Liens, that are paid by the Purchaser to the holder or holders of such Liens shall be deducted from the Cash Amount.

     5.17. NOTIFICATION OF CERTAIN MATTERS. From the date hereof through the Closing Date, the Seller and the Purchaser each shall give prompt written notice to the other after either of them has obtained knowledge of the occurrence, or failure of occurrence, of any event, which occurrence or failure to occur has caused or would cause or be reasonably likely to cause a breach of their respective representations, warranties, covenants and agreements contained in this Agreement or any condition to be satisfied on the part of the Seller or Dynatech at the Closing not to be able to be satisfied.

     5.18. DELIVERY OF AUDITED FINANCIAL STATEMENTS. The Seller shall prepare and deliver to the Purchaser audited financial statements of the Business as of March 31, 1995, March 31, 1996 and December 31, 1996, prepared in accordance with GAAP, together with the opinion thereon of Coopers & Lybrand LLP, on or before the Closing Date, at the expense of the Purchaser. In the event that the transactions contemplated in this Agreement are not completed and either (i) the Seller sells all or substantially all the Acquired Assets to a party other than the Purchaser or (ii) Dynatech sells the capital stock of the Seller, in each case, within 12 months of the termination of this Agreement, the Seller shall pay to the Purchaser promptly an amount equal to the cost of the audit conducted pursuant to this Section.

     5.19. HSR ACT NOTIFICATION. Each of the parties hereto will file, or cause to be filed, as promptly as possible, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice any notification required to be filed by such party pursuant to the HSR Act.

     6. CONDITIONS PRECEDENT

     6.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of the Seller, Dynatech and the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to each of the following conditions:

               (a) None of the Seller, Dynatech nor the Purchaser shall be subject to any order, judgment, decree or injunction of a court of competent jurisdiction or Government Authority nor any applicable law or regulation or executive order which prevents consummation of the transactions contemplated hereby, and

               (b) All filings required by the HSR Act shall have been made and all waiting periods thereunder with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

               (c) The allocation of the Cash Amount shall have been agreed upon by the Purchaser and the Seller (or Dynatech on behalf of the Seller) in accordance with SCHEDULE 5.10.

     6.2. CONDITIONS OF OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to perform this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date unless waived by the
Purchaser:

               (a) AUTHORIZATION. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Bill of Sale and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Seller, and the Seller shall have full corporate power and authority to enter into and deliver such agreements and to consummate the transactions contemplated hereby and thereby.

               (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Seller and Dynatech contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, and the Seller and Dynatech shall have performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Closing Date. As of the Closing Date, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, operations, customer contracts, billings, revenues, earnings, business or prospects of the Seller or the Business.

               (c) CERTIFICATES. The Purchaser shall have received a certificate, dated the Closing Date, substantially in the form of EXHIBIT D, signed by an authorized officer of the Seller certifying to the fulfillment of the conditions set forth in clauses (a) and (b) of
          Section 6.2 and as to such other matters as are reasonably requested by the Purchaser, all in form and substance reasonably satisfactory to the Purchaser.

               (d) CONSENTS AND APPROVALS. The Purchaser shall have received the duly executed and delivered consent, in form and substance reasonably satisfactory to the Purchaser, to the sale, assignment (including, without limitation, the collateral assignment in connection with the Financing) or transfer of (i) each of the leases referred to in SCHEDULE 3.11(c), (ii) each of the licenses referred to in SCHEDULE 3.11(c), and (iii) each of the other contracts or agreements referred to in SCHEDULE 3.11(c).

               (e) BILL OF SALE. The Seller shall have delivered to the Purchaser (i) the Bill of Sale conveying the personal property included in the Acquired Assets and (ii) the Assignment.

               (f) OPINIONS OF COUNSEL. The Purchaser shall have received an opinion of (i) Hale and Dorr LLP, counsel to Dynatech, (ii) Hyman, Phelps & McNamara, regulatory counsel to the Seller and (iii) Thompson & Coburn, counsel to the Seller, each dated the Closing Date, in the form of Exhibit E-1, Exhibit E-2 and Exhibit E-3, respectively, and otherwise entirely satisfactory.

               (g) FINANCING. The Purchaser shall have obtained the Financing on terms entirely satisfactory to the Purchaser.

               (h) EMPLOYMENT AGREEMENT. Douglas Sprague, Vincent O'Connell, C.B. Stone, Denise Chomicki, Mike Parsons, Jan Digman and David Reissig shall each have executed and delivered to the Purchaser valid and legally binding employment agreements in form and substance satisfactory to the Purchaser, at a base salary and cash bonus compensation comparable to their existing base salaries and cash bonus compensation arrangements with the Seller and providing for an equity compensation incentive arrangement of the kind typically provided in leveraged buyout transactions where senior management continues its positions.

               (i) OTHER DOCUMENTS. The Purchaser shall have received such other documents, opinions, certificates or instruments as it may reasonably request and as are necessary in connection with the Closing.

     6.3. CONDITIONS OF OBLIGATIONS OF THE SELLER AND DYNATECH. The obligations of the Seller and Dynatech to perform this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date unless waived by the Seller (on behalf of the Seller or Dynatech) or Dynatech (on behalf of Dynatech or the Seller):

               (a) AUTHORIZATION. All actions necessary to authorize the execution, delivery and performance of this Agreement and Instrument of Assumption of Liabilities and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Purchaser, and the Purchaser shall have full power and authority to enter into and deliver such agreements and to consummate transactions contemplated hereby and thereby, as appropriate.

               (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, and the Purchaser shall have performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Closing Date.

               (c) CERTIFICATE. The Seller shall have received a certificate, dated the Closing Date, substantially in the form of EXHIBIT F, signed by an authorized officer of the Purchaser confirming the matters set forth in clauses (a) and (b) of Section 6.3 and such other matters as reasonably requested by the Seller, in form and substance reasonably satisfactory to the Seller.

               (d) INSTRUMENT OF ASSUMPTION OF LIABILITIES. The Purchaser shall have delivered to the Seller the Instrument of Assumption of Liabilities assuming the liabilities pursuant to this Agreement.

               (e) PREFERRED STOCK AND WARRANTS. The Purchaser shall have delivered to the Seller certificates evidencing the shares of the Preferred Stock and the Warrants.

               (f) OPINION OF COUNSEL. The Seller and Dynatech shall have received an opinion of Howard, Darby & Levin, counsel to the Purchaser, dated the Closing Date, in the form of EXHIBIT G and otherwise entirely satisfactory.

     7. SURVIVAL AND INDEMNIFICATION

     7.1.      Indemnification.
               ---------------

               (a) The Seller and Dynatech hereby jointly and severally agree to pay and to indemnify and hold harmless the Purchaser, its affiliates and its directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses (collectively, "LOSSES") incurred or suffered by any such Person arising from, by reason of or in connection with:

                    (i)    any misrepresentation or breach of any
               representation, warranty, covenant or agreement of the Seller or Dynatech contained in this Agreement, the Bill of Sale or the Schedules hereto;

                    (ii) any and all Taxes of any kind related to the Business for any and all periods ending on or before the Closing Date;

                    (iii) other than the Assumed Liabilities, any and all liabilities, claims and other losses relating to the operation of the Business or of the Seller before the Closing Date;

                    (iv) the failure of the Seller to comply with any bulk sales laws or any state or local Tax laws applicable to the transactions contemplated by this Agreement;

                    (v) any claims asserted or threatened to be asserted by any third party in connection with, on account of, or in any manner relating to any defects or errors in the design, manufacture or production of any product sold by the Seller prior to the Closing Date (other than Warranty Obligations);

                    (vi) any claims under checks issued by the Seller prior to the Closing Date that remain uncashed or have expired as of the Closing Date; and

                    (vii) any and all actions, suits, proceedings, demands, judgments, costs and reasonable legal and other expenses (including, without limitation, any legal fees incurred in the collection of such legal fees) incident to any of the matters referred to in subsections (i) through (vi) of this Section 7.1(a).

               (b) The Purchaser agrees to pay, indemnify and hold harmless the Seller, Dynatech, their affiliates and their respective partners, directors, officers, employees and other agents and representatives, from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses incurred or suffered by any such Person arising from, by reason of or in connection with:

                    (i)    any misrepresentation or breach of any
               representation, warranty, covenant or agreement of the Purchaser contained in this Agreement or the Schedules hereto; or

                    (ii) any and all Taxes of any kind related to the Business for all periods after the Closing Date;

                    (iii) any failure by the Purchaser to perform and discharge any of the Assumed Liabilities as set forth in this Agreement, including, without limitation, any liability arising out of or due to the failure of the Purchaser to perform and discharge any agreement assigned to and assumed by the Purchaser under this Agreement;

                    (iv) the failure of the Purchaser to comply with any bulk sales laws or any state or local Tax laws applicable to the transactions contemplated by this Agreement; and

                    (v) any and all actions, suits, proceedings, demands, judgments, costs and reasonable legal and other expenses incident to any of the matters referred to in subsections (i) through (iv) of this Section 7.1(b).

               (c) In case any claim or litigation which might give rise to any obligation of a party under the indemnity and reimbursement provisions of this Agreement (each an "INDEMNIFYING PARTY") shall come to the attention of the party seeking indemnification hereunder (the "INDEMNIFIED PARTY"), the Indemnified Party shall notify in writing promptly the Indemnifying Party of the existence and amount thereof. Failure to give such notice shall not prejudice the rights of the Indemnified Party, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure. The Indemnifying Party shall be entitled to participate in and, if (i) the claim is for payment of money and the Indemnifying Party has the financial resources to pay all such amounts reasonably claimed and
          (ii) the Indemnifying Party admits in writing pursuant to an instrument satisfactory to the Indemnified Party that this indemnity fully covers the claim or litigation, the Indemnifying Party shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not compromise and settle any such claim or litigation without the prior consent of the Indemnified Party which consent shall not be unreasonably withheld provided, however, that the Indemnified Party shall not be obliged under any circumstances to consent to a compromise or settlement that (i) provides for relief other than the payment of money and (ii) may have a material adverse effect upon the Business or the Acquired Assets, as determined by the Indemnified Party in its reasonable discretion.

               (d)  Notwithstanding anything in this Article 7 (other than
          Section 7.1(h)), the parties shall have no liability for indemnity hereunder with respect to a breach of representation or warranty until, and only to the extent that, the aggregate amount of all claims and losses entitled to such indemnification exceeds one and one-half percent (1 1/2%) of the Purchase Price, as the same may be adjusted as provided in Section 2.4.

               (e) Subject to Section 7.1(h), neither the Seller nor Dynatech shall be obligated to provide indemnification against Losses incurred or suffered by any Person arising from, by reason of, or in connection with breaches of representations or warranties contained in Sections 3.4(a)(iii), 3.4(b) or 3.13 in an aggregate amount in excess of the Cash Amount, as the same may be adjusted as provided in Section 2.4.

               (f) Subject to Section 7.1(h), neither the Seller nor Dynatech shall be obligated to provide indemnification against Losses incurred or suffered by any Person arising from, by reason of, or in connection with breaches of representations or warranties contained in Section
          3.15 in an aggregate amount in excess of the Purchase Price, as the same may be adjusted as provided in Section 2.4, and, in the event that the aggregate amount of such Losses with respect to which indemnification is sought exceeds the Cash Amount, as the same may be adjusted as provided in Section 2.4, the obligation of the Seller and Dynatech to provide indemnification for any such excess amount may only be satisfied by the Purchaser's exercise of its right of Special Optional Redemption (as defined in the Certificate of Designation) for shares of Preferred Stock having an aggregate liquidation preference plus accrued and unpaid dividends of an amount equal to the lesser of
          (x) such excess amount and (y) the aggregate liquidation preference plus accrued and unpaid dividends of all Preferred Stock outstanding, plus, in each case the aggregate Special Optional Redemption Price (as defined in the Certificate of Designation) paid (subject to any provision of the Certificate of Designation that permits the exercise of the Special Optional Redemption in a greater amount due to rounding).

               (g) Subject to Section 7.1(h), neither the Seller nor Dynatech shall be obligated to provide indemnification against Losses incurred or suffered by any Person arising from, by reason of, or in connection with breaches of representations or warranties other than those contained in Sections 3.4(a)(iii), 3.4(b) or 3.13 and 3.15 in an aggregate amount in excess of sixty percent (60%) of the Purchase Price, as the same may be adjusted as provided in Section 2.4, and, in the event that the aggregate amount of such Losses with respect to which indemnification is sought exceeds sixty percent (60%) of the Cash Amount, as the same may be adjusted as provided in Section 2.4, the obligation of the Seller and Dynatech to provide indemnification for any such excess amount may only be satisfied by the Purchaser's exercise of its right of Special Optional Redemption for shares of Preferred Stock having an aggregate liquidation preference plus accrued and unpaid dividends of an amount equal to the least of (x) such excess amount,
          (y) $3,780,000.00 and (z) the aggregate liquidation preference plus accrued and unpaid dividends of all such Preferred Stock outstanding, plus, in each case, the aggregate Special Optional Redemption Price paid (subject to any provision of the Certificate of Designation that permits the exercise of the Special Optional Redemption in a greater amount due to rounding).

               (h)  The limitations on liability set forth in Sections 7.1(d),
          (e), (f) and (g) shall not apply (i) in the event of fraud, intentional misrepresentation or intentional breach or (ii) or in the case of a breach or violation of any representation or warranty set forth in Sections 3.8 and 3.17.

     7.2. LIMITATION ON REMEDIES. It is specifically understood and agreed that in the event of a misrepresentation or breach of warranty set forth in
Article 3 or 4 (other than in the case of fraud, intentional misrepresentation or intentional breach) is discovered by the Purchaser, the Seller or Dynatech after the Closing, such party's remedies shall be limited solely to the indemnification set forth in this Article 7 of the Agreement. Except with respect to the remedy for breach of the representations and warranties set forth in Articles 3 and 4 (other than in the case of fraud, intentional misrepresentation or intentional breach), nothing contained in this Article 7 shall be deemed an election of remedies under this Agreement or limit in any way the liability of any party under any other agreement to which such party is a party relating to this Agreement or the transactions contemplated by this Agreement.

     7.3. SURVIVAL. The representations, warranties, covenants and agreements of the parties hereto contained herein shall survive the Closing and shall continue until terminated in accordance with applicable law, except that the representations and warranties of the parties provided in Articles 3 and 4 shall survive as follows:

               (a) Section 3.15 (and the Schedules related thereto) shall survive until the stated final maturity of the junior most debt borrowed in connection with the Financing, but in any case not to exceed seven (7) years after the Closing Date;

               (b) Section 3.17 (and the Schedules related thereto) shall survive until the expiration of the statute of limitations with respect to Tax Returns of the Seller for the periods referred to in such Section;

               (c) Sections 3.4(a)(iii), 3.4(b), 3.9 and 3.13 (and, in each case, the Schedules related thereto) shall survive until the expiration of the second anniversary of the Closing Date;

               (d) Section 3.8 (and the Schedules related thereto) shall survive until the expiration of the applicable statute of limitations with respect to any fraud committed in connection with any of the transactions contemplated by this Agreement; and

               (e) all other representations and warranties contained in Articles 3 and 4 (and, in each case, the Schedules related thereto) shall survive until the expiration of the first anniversary of the Closing Date.

If prior to any of the foregoing dates, the Seller or Dynatech shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, any representation or warranty that is the basis for such claim shall continue to survive and shall remain a basis for indemnity until such claim is finally resolved or disposed of.

                                8. MISCELLANEOUS

     8.1. ENTIRE AGREEMENT. This Agreement and the schedules and exhibits contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the parties.

     8.1.      Termination.
               -----------

               (a) This Agreement shall terminate on the earlier to occur of any of the following events:

                    (i) the mutual written agreement of the Purchaser and the Seller;

                    (ii) if the Closing shall not have occurred prior to 11:59 P.M. on March 31, 1997;

                    (iii) by written notice of the Purchaser to the Seller and Dynatech given prior to the Closing, if the Seller or Dynatech shall have materially breached any of their representations, warranties or agreements contained herein and such breach has not been waived by the Purchaser or cured by the Seller or Dynatech within 15 days after written notice by the Purchaser of such breach; or

                    (iv) by written notice of the Seller or Dynatech to the Purchaser given prior to the Closing, if the Purchaser shall have materially breached any of its agreements contained herein and such breach has not been waived by the Seller or Dynatech or cured by the Purchaser within 15 days after written notice by the Seller of such breach.

               (b) Nothing in this Section shall relieve any party of any liability for a breach of this Agreement prior to the termination hereof. Except as aforesaid, upon the termination of this Agreement, all rights and obligations of the parties under this Agreement shall terminate, except their obligations under Sections 5.1, 5.7, 5.8(a) and Article 7.

     8.3.      Descriptive Headings; Certain Interpretations.
               ---------------------------------------------

               (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

               (b) Whenever any party makes any representation, warranty or other statement to such party's knowledge, such party will be deemed to have made due inquiry into the subject matter of such representation, warranty or other statement.

               (c) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular;
          (ii) "or" is not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a Person includes its permitted successors and assigns; (vi) a reference to generally accepted accounting principles refers to United States generally accepted accounting principles; and (vii) a reference in this Agreement to an Article, Section, Exhibit or Schedule is to the Article, Section, Exhibit or Schedule of this Agreement.

     8.4. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to the Purchaser, to:

     President
     CMSI Holdings Corp.
     4900 West Dry Creek Road
     Healdsburg, CA  95448
     Telecopy: 707-433-4349

     with a copy to:

     Lawrence A. Darby, III, Esq.
     Howard, Darby & Levin
     1330 Avenue of the Americas
     New York, New York 10019
     Telecopy:  212-841-1010

     If to the Seller or Dynatech to:

     Dynatech Corporation
     3 New England Executive Park
     Burlington, Massachusetts  01803
     Attn.: Vice President, Business Development
     Telecopy: 617-229-8850

     with a copy to:

     Peter B. Tarr, Esq.
     Hale and Dorr LLP
     60 State Street
     Boston, Massachusetts 02109
     Telecopy: 617-526-5000

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

     8.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     8.6. BENEFITS OF AGREEMENT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party, except that any party providing financing for the transactions contemplated by this Agreement may rely on the representations, warranties and agreements of the Seller, Dynatech and the Purchaser.

     8.7. AMENDMENTS AND WAIVERS. No modification, amendment or waiver, of any provision of, or consent required by, this Agreement, nor any consent to any departure here from, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     8.8. ASSIGNMENT. At any time at or after the Closing, (a) the Purchaser may assign its rights hereunder (i) as collateral security to any Persons providing financing for the consummation hereof or (ii) to any affiliate; PROVIDED, THAT, no such assignment by the Purchaser shall release it from any of its obligations or liabilities hereunder and (b) the Seller may assign its rights hereunder to Dynatech Corp. Except as expressly provided above, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Any attempted assignment in violation of the preceding sentence shall be void ab initio and the assignee shall obtain no rights by reason thereof. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement does not and is not intended to confer upon any other Person except the parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities hereunder.

     8.9. SPECIFIC PERFORMANCE. The Seller, the Purchaser and Dynatech each acknowledge that, in view of the uniqueness of the Business, the Purchaser would not have an adequate remedy at law for money damages in event that this Agreement were not performed in accordance with its terms, and therefore agreement that the Purchaser shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which its may be entitled, at law or in equity.

     8.10. POST-CLOSING MERGER OR DISSOLUTION OF THE SELLER. For the avoidance of doubt, the Purchaser consents to (i) the merger into Dynatech Corp., or any subsidiary thereof, of the Seller after the Closing Date or (ii) the dissolution of the Seller after the Closing Date, provided, in each case, that (x) Dynatech Corp. assumes all liabilities of the Seller hereunder and (y)
Section 3.21 hereof would not thereby be breached or violated by the Seller or Dynatech.

     8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     8.12. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. IN RELATION TO ANY ACTION, CLAIM, SUIT OR OTHER PROCEEDING ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR THEREOF (A "PROCEEDING"), EACH OF THE SELLER, DYNATECH AND THE PURCHASER HEREBY UNCONDITIONALLY AND IRREVOCABLY, RESPECTIVELY (i) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK (OR ANY FEDERAL COURT SITTING IN THE STATE OF NEW YORK) FOR SUCH

PROCEEDINGS (AND AGREES NOT TO COMMENCE ANY PROCEEDING EXCEPT IN ANY SUCH COURT), AND (ii) WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY PROCEEDING, THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN ANY SUCH COURT, OR THAT THIS AGREEMENT OR ANY OF SUCH DOCUMENTS OR AGREEMENTS MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT, OR THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, OR IN THE CASE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH PROCEEDING IS IMPROPER OR THAT SUCH PROCEEDING SHOULD BE TRANSFERRED OR REMOVED TO ANY OTHER STATE OR FEDERAL JUDICIAL FORUM FOR ANY REASON. EACH OF THE SELLER, DYNATECH AND THE PURCHASER HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered as of the day and year first above written.


                                        DYNATECH CORPORATION


                                        By:   /s/ Roger C. Cady
                                           -----------------------------------
                                           Name:     Roger C. Cady
                                           Title:    Vice-President



                                        DYNATECH USA, INC.


                                        By:   /s/ Roger C. Cady
                                           -----------------------------------
                                           Name:  Roger C. Cady
                                           Title: Vice-President



                                        COMPUTERIZED MEDICAL SYSTEMS, INC.


                                        By:   /s/ Roger C. Cady
                                           -----------------------------------
                                           Name:  Roger C. Cady
                                           Title: Vice-President



                                        CMSI HOLDINGS CORP.


                                        By:   /s/ Douglas E. Rogers
                                           -----------------------------------
                                           Name:  Douglas E. Rogers
                                           Title: President